EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2001, except for
Note 3 and Note 15, which are as of July 18, 2001 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders of Medtronic, Inc., which is incorporated by reference in Medtronic's Annual Report on Form 10-K for the year ended April 27, 2001. We also consent to the incorporation by reference of our report dated May 22, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
August 6, 2001